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                                                                    Exhibit 23.4


             Consent of The Chicago Corporation, Financial Advisor
             -----------------------------------------------------


The Chicago Corporation hereby consents to the use of its name in the Proxy Statement and Prospectus forming a part of this Registration Statement on Form S-4 and to the filing of its letter attached as Annex A to the Proxy Statement/Prospectus. In giving such consent, The Chicago Corporation does not admit that it falls within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the Rules and Regulations issued thereunder.

                                           /s/ The Chicago Corporation

Chicago, Illinois
October 27, 1995